Exhibit 99.1

CAUSE NO. 09-02404

RED OAK PARTNERS, LLC, ET. AL	§	IN THE DISTRICT COURT
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V.	§	DALLAS COUNTY, TEXAS
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ROBERT A. KAISER, ET. AL	§	134TH JUDICIAL DISTRICT

ORDER AND INTERLOCUTORY PARTIAL SUMMARY JUDGMENT

Having considered the Red Oak Plaintiffs’ Motion for Summary Relief, Summary Judgment, and Application for Injunctive Relief to Compel CLST Holdings Inc.’ s Annual Stockholders’ Meeting, the Affidavits and other evidence, the Response, and the arguments of counsel, the Court GRANTS the Plaintiffs’ Motion and ORDERS as follows:

1.                                Absent a determination by the Court of good cause shown, Defendant CLST Holdings, Inc. shall hold an annual stockholders’ meeting on March 23, 2010 (the “Annual Meeting”);

2.                                The Annual Meeting will satisfy the requirement of CLST Holdings, Inc. to hold the 2008 and 2009 annual stockholders’ meeting;

3.                                The record date for the Annual Meeting shall be Monday, March 8, 2010;

4.                                CLST Holdings, Inc. shall provide notice in conformance with applicable Delaware law to all CLST stockholders on or before Friday, March 12, 2010, for the Annual Meeting; and

5.                                The Court appoints IVS Associates, Inc. to be the independent inspector of elections to oversee the voting process at the Annual Meeting, tabulate the proxies, and certify the results.

DATED: February 15, 2010.

/s/ JAMES M. STANTON
JAMES M. STANTON